SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of                              Commission File Number:
   earliest event reported):
      SEPTEMBER 20, 1999                                         1-10210




                                  EGLOBE, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        13-3486421
  (State or other jurisdiction of                   (IRS Employer Identification
           incorporation)                                      Number)

                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                                       NA

                                                                    EGLOBE, INC.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, eGlobe, Inc. (the "Company") formerly Executive TeleCard, Ltd., hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on October 5, 1999 to file financial statements of Oasis Reservations Services, Inc. ("ORS"), in which the Company, acting through a newly formed subsidiary, acquired control of ORS on September 20, 1999 and to file pro forma financial information for the Company reflecting such transaction.

The Company has included a brief description of the Company's acquisition of ORS along with the pro forma information for the Company. Connectsoft Communications Corporation and Connectsoft Holding Corp. ("Connectsoft") were acquired on June 17, 1999, by the Company's new subsidiary Vogo Networks, LLC ("Vogo"). Telekey, Inc and Subsidiary and Travelers Services, Inc. ("Telekey") were acquired on February 12, 1999. UCI Tele Networks, Ltd. ("UCI") was acquired on December 31, 1998 and IDX International Inc. and Subsidiaries ("IDX") was acquired on December 2, 1998. The Connectsoft acquisition was previously reported on Form 8K/A filed on August 31, 1999. The Telekey, UCI and IDX acquisitions were previously reported on Form 8-K/A filed on April 30, 1999. In June 1999, the stockholders approved the increase in the convertibility of the preferred stock issued to the IDX stockholders and in July 1999, the terms of the IDX purchase agreement were renegotiated. The effects of the above two transactions related to the IDX acquisition were previously reported on Form 8K/A filed on August 31, 1999.

In September 1999, the Company obtained appraisals of the assets of IDX, UCI and Telekey and reclassified certain acquired goodwill to other identifiable assets. In August 1999, the Company issued 30 shares of Series K Cumulative Convertible Preferred Stock ("Series K Preferred") valued at $3.0 million in exchange for the one share of Series G Cumulative Convertible Preferred Stock ("Series G Preferred") held by the Seller of Connectsoft. Effective August 1, 1999, the Company acquired iGlobe, Inc. ("iGlobe"). All of these transactions are further described in this Form 8-K/A.

                                                                    EGLOBE, INC.
--------------------------------------------------------------------------------

ITEM 7.                 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7(a).              FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                        Filed herewith as Exhibit as part of this report are the following financial statements: Oasis Reservation Services, Inc. (i) Independent Auditors' Report, (ii) Balance Sheets as of May 31, 1999, and August 31, 1999 (unaudited), (iii) Statements of Operations for the year ended May 31, 1999, and the three months ended August 31, 1999 and 1998 (unaudited), (iv) Statements of Shareholder's Equity for the year ended May 31, 1999 and the three months ended August 31, 1999 (unaudited), (v) Statements of Cash Flows for the year ended May 31, 1999 and the three months ended August 31, 1999 and 1998 (unaudited), (vi) Notes to Financial Statements for the year ended May 31, 1999 and the three months ended August 31, 1999 and 1998 (unaudited).

ITEM 7(b).              PRO FORMA FINANCIAL INFORMATION

                        Filed herewith as Exhibit as part of this report are the Company's Unaudited Pro Forma Condensed Consolidated Statements of Operations for the twelve months ended December 31, 1998 and for the nine months ended September 30, 1999 and the notes thereto. A pro forma condensed consolidated balance sheet is not included in this report as the acquisition of ORS occurred in September 1999 and is included in the September 30, 1999 historical unaudited balance sheet of the Company as reported on Form 10-Q filed on November 16, 1999. The effect of the Company's stockholder approval of the increase in the IDX preferred stock conversion terms, the renegotiation of the terms of the original IDX purchase agreement, the reclassification of acquired goodwill to other identifiable assets, the exchange of Series K Preferred for the Series G Preferred and the acquisition of iGlobe are also included in the September 30, 1999 historical unaudited balance sheet.

ITEM 7(c).              EXHIBITS

Exhibits.

         2.1            Contribution   Agreement  by  and  among  eGlobe,  Inc.,
                        eGlobe/OASIS, Inc., OASIS Reservation Services, Inc., Outsourced Automated Services and Integrated Solutions, Inc. and eGlobe/OASIS Reservations LLC, dated as September 15, 1999 is incorporated by reference to the 8-K filed on October 5, 1999.

         2.2 Operating Agreement of eGlobe/OASIS Reservations LLC by and among eGlobe/OASIS, Inc. and Outsourced Automated Services and Integrated Solutions, Inc., dated as September 15, 1999 is incorporated by reference to the 8-K filed on October 5, 1999.

         4.1 Form of Warrants to purchase Common Stock of eGlobe, dated as of September 15, 1999 is incorporated by reference to the 8-K filed on October 5, 1999.

         10.1 Guaranty by and between eGlobe, Inc. and Outsourced Automated Services and Integrated Solutions, Inc. is incorporated by reference to the 8-K filed on October 5, 1999

         10.2 Pledge Agreement by and between eGlobe, Inc. and Outsourced Automated Services and Integrated Solutions, Inc. is incorporated by reference to the 8-K filed on October 5, 1999.

                        OASIS RESERVATIONS SERVICES, INC.
           A Wholly-Owned Subsidiary of Outsourced Automated Services
                         and Integrated Solutions, Inc.

                              FINANCIAL STATEMENTS

                      Year Ended May 31, 1999 (audited) and

             Three Months Ended August 31, 1999 and 1998 (unaudited)

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                              FINANCIAL STATEMENTS

                      Year Ended May 31, 1999 (audited) and

             Three Months Ended August 31, 1999 and 1998 (unaudited)




                          INDEX TO FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----

Independent Auditors' Report..................................................2
Balance Sheets................................................................3
Statements of Operations......................................................4
Statements of Shareholder's Equity............................................5
Statements of Cash Flows....................................................6-8
Notes to Financial Statements..............................................9-18

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Oasis Reservations Services, Inc.


         We have audited the accompanying balance sheet of Oasis Reservations Services, Inc. as of May 31, 1999, and the related statements of operations, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oasis Reservations Services, Inc. as of May 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that Oasis Reservations Services, Inc. will continue as a going concern. Since the Company does not have significant cash resources, there is substantial doubt about the Company's ability to continue as a going concern. This matter is more fully discussed in Note G. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

November 4, 1999
Miami, Florida
                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                                 BALANCE SHEETS

                                                 August 31, 1999    May 31, 1999
                                                 ---------------    ------------
                                                  (unaudited)
ASSETS

CURRENT ASSETS
    Cash                                         $     2,610       $     2,944
    Accounts receivable - trade                       94,629            62,715
    Prepaid expenses                                 152,348             6,391
                                                 -----------       -----------
       TOTAL CURRENT ASSETS                          249,587            72,050

PROPERTY AND EQUIPMENT, net                          671,244           992,448

OTHER ASSETS                                            --               7,990
                                                 -----------       -----------

       TOTAL ASSETS                              $   920,831       $ 1,072,488
                                                 ===========       ===========

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
    Accounts payable $                               115,088       $   243,670
    Accrued expenses                                 328,544           250,956
    Deferred revenue                                    --             216,218
    Deposit                                           20,000            20,000
                                                 -----------       -----------

           TOTAL CURRENT LIABILITIES                 463,632           730,844

ALLOCATED DEFERRED INCOME TAXES                       63,000            17,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY
    Common Stock, $.01 par value; 1,000 shares
       authorized, issued and outstanding                 10                10
    Additional paid-in capital                       469,314           441,064
    Accumulated deficit                              (75,125)         (116,430)
                                                 -----------       -----------
       Total shareholder's equity                    394,199           324,644
                                                 -----------       -----------

       TOTAL LIABILITIES AND
           SHAREHOLDER'S EQUITY                  $   920,831       $ 1,072,488
                                                 ===========       ===========

See accompanying independent auditors' report and notes to financial statements.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                            STATEMENTS OF OPERATIONS

                                         For the Three Months     For the Year Ended
                                           Ended August 31,           Ended May 31,
                                           ----------------       ------------------
                                          1999           1998            1999
                                          ----           ----            ----
                                              (unaudited)
Net Revenues                          $ 1,455,198    $   905,572    $ 4,655,785
Revenues from affiliates                  275,119           --          541,444
                                      -----------    -----------    -----------
                                        1,730,317        905,572      5,197,229
                                      -----------    -----------    -----------

Cost of revenues:
    Employee leasing costs              1,310,203        893,252      4,302,196
    Telephone expenses                    124,316         44,592        333,132
                                      -----------    -----------    -----------
                                        1,434,519        937,844      4,635,328
                                      -----------    -----------    -----------

       GROSS PROFIT (LOSS)                295,798        (32,272)       561,901

Selling, general and administrative
    expenses                              209,154        235,144        929,946
                                      -----------    -----------    -----------

       INCOME (LOSS) FROM
           OPERATIONS                      86,644       (267,416)      (368,045)

Other income (expense):
    Interest income                         1,297            430          4,785
    Interest expense                         (636)          --           (8,478)
    Other income                             --          181,308        181,308
                                      -----------    -----------    -----------

           INCOME (LOSS)
           BEFORE PROVISION
           FOR ALLOCATED
           INCOME TAXES                    87,305        (85,678)      (190,430)

       ALLOCATED INCOME
           TAX (EXPENSE)
            BENEFIT                       (46,000)        35,000         74,000
                                      -----------    -----------    -----------

       NET INCOME (LOSS)              $    41,305    $   (50,678)   $  (116,430)
                                      ===========    ===========    ===========

See accompanying independent auditors' report and notes to financial statements.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                     Common Stock           Additional
                                -------------------------     Paid-in         Accumulated
                                Shares             Amount     Capital           Deficit              Total
                                ------             ------     -------           -------              -----
Balances -
   June 1, 1998                             $       --     $        --         $       --        $       --

Contribution of
   net assets                                                2,723,618                            2,723,618

Issuance of
   Common stock                  1,000              10             990                                1,000

Contribution of
   capital                                                   1,236,969                            1,236,969

Return of capital -
   Pan American
   Air Lines, Inc.                                          (2,161,589)                          (2,161,589)

Return of capital -
   Foregone income                                            (181,308)                            (181,308)

Return of capital -
   World Technology
   Systems, Inc.                                              (700,794)                            (700,794)

Return of capital -
   Sun Airways                                                 (79,755)                             (79,755)

Return of capital -
   A Bargain Airfare                                          (397,067)                            (397,067)

Net loss                                                                        (116,430)          (116,430)
                           -----------    -----------      -----------       -----------        -----------
Balances at
   May 31, 1999                  1,000             10          441,064          (116,430)           324,644

Return of capital -
   A Bargain Airfare
     (unaudited)                                              (190,225)                            (190,225)

Contribution of capital
   (unaudited)                                                 553,835                              553,835

Return of capital -
   Ft. Lauderdale Call
   Center (unaudited)                                         (335,360)                            (335,360)

Net income (unaudited)                                                           41,305              41,305
                           -----------    -----------      -----------       -----------        -----------
Balances at
   August 31, 1999
   (unaudited)                   1,000    $        10      $   469,314       $  (75,125)        $   394,199
                           ===========    ===========      ===========       ===========        ===========

See accompanying independent auditors' report and notes to financial statements

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                            STATEMENTS OF CASH FLOWS

                                                 For the Three Months
                                                   Ended August 31,        For the Year
                                                 --------------------         Ended
                                                 1999          1998        May 31, 1999
                                                 ----          ----        ------------
                                                    (unaudited)
Cash flows from operating activities:
  Net income (loss)                          $  41,305    $   (50,678)   $  (116,430)
  Adjustments to reconcile net
     income (loss) to net cash used
     in operating activities:
       Depreciation                             79,676         67,446        313,314
       Allocated deferred tax
         expense (benefit)                      46,000        (35,000)       (74,000)
       Changes in assets and
          liabilities:
         Increase in accounts
           receivable                         (222,139)      (301,085)    (1,398,504)
         Increase in prepaid expenses                        (145,957)       (24,325)
         Decrease(increase) in other
            assets                                              7,990         (6,290)
         (Decrease) increase in
           accounts payable                   (128,582)       (63,640)       142,633
         (Decrease) increase in accrued
           expenses                             77,588        (22,134)        97,044
         Increase (decrease) in deferred
           revenue                            (216,218)       (27,992)       160,668
         Increase in deposit                      --             --           20,000
                                           -----------    -----------    -----------
                  Total adjustments           (501,642)      (413,020)      (751,432)
                                           -----------    -----------    -----------
             NET CASH USED IN
                OPERATING
                ACTIVITIES                    (460,337)      (463,698)      (867,862)
                                           -----------    -----------    -----------
Cash flows from investing activities:
  Purchases of equipment                       (33,749)       (75,317)      (367,163)
                                           -----------    -----------    -----------

             NET CASH USED IN
                INVESTING
                ACTIVITIES                     (33,749)       (75,317)      (367,163)
                                           -----------    -----------    -----------

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                       STATEMENTS OF CASH FLOWS--Continued

                                                 For the Three Months
                                                   Ended August 31,     For the Year
                                                 --------------------      Ended
                                                 1999          1998     May 31, 1999
                                                 ----          ----     ------------
                                                    (unaudited)
Cash flows from financing activities:
  Contribution of capital                        493,752       554,926    1,236,969
  Issuance of common stock                          --           1,000        1,000
                                              ----------    ----------   ----------

             NET CASH PROVIDED
                BY FINANCING
                ACTIVITIES                       493,752       555,926    1,237,969
                                              ----------    ----------   ----------

(Decrease) increase in cash                         (334)       16,911        2,944

Cash: beginning of period                          2,944          --           --
                                              ----------    ----------   ----------

Cash: end of period                           $    2,610    $   16,911   $    2,944
                                              ==========    ==========   ==========

    SUPPLEMENTAL DISCLOSURE
        OF CASH FLOW
        INFORMATION:

    Cash paid during the period for:
        Interest                              $      636    $     --     $    8,478
                                              ==========   ==========   ==========
        Income taxes                          $     --      $     --     $     --
                                              ==========   ==========   ==========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
    AND FINANCING ACTIVITIES:

Effective June 1, 1998, Outsourced Automated Services and Integrated Solutions, Inc. contributed net assets of $2,723,618 to the Company as described below:

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                       STATEMENTS OF CASH FLOWS--Continued



        Accounts receivable - trade                                  $ 2,184,724
        Property and equipment                                           938,599
        Other assets                                                       1,794
                                                                     -----------
                Total assets contributed                               3,125,117
                                                                     -----------
        Accounts payable                                                 101,037
        Accrued expenses                                                 153,912
        Deferred income                                                   55,550
        Allocated deferred income taxes                                   91,000
                                                                     -----------
                Total liabilities assumed                                401,499
                                                                     -----------
        Net assets contributed                                       $ 2,723,618
                                                                     ===========

For the year ended May 31, 1999, the Company distributed receivables with a carrying value of approximately $3,520,513 to Outsourced Automated Services and Integrated Solutions, Inc. in the form of capital distributions.

See accompanying independent auditors' report and notes to financial statements.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                          NOTES TO FINANCIAL STATEMENTS
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company: Oasis Reservations Services, Inc. (the "Company") operates two telephone call centers that provide reservations and information services to customers of several commercial air lines and travel distributors.

The Company is a wholly-owned subsidiary of Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"), which is a wholly-owned subsidiary of Eastern Automated Services Corporation (EASC), which is a wholly-owned subsidiary of Eastern Air Lines, Inc., ("EAL") (Note H). EAL operated as a debtor-in-possession under Chapter 11 of the Bankruptcy Code from March 9, 1989 until April 18, 1990, at which date the Bankruptcy Court appointed a Trustee to replace the debtor-in-possession. On January 19, 1991, EAL ceased operations and commenced an orderly liquidation of its assets under Chapter 11 of the Bankruptcy Code.

On September 23, 1994, EAL and Ionosphere Clubs, Inc., a wholly-owned subsidiary of EAL, filed a joint Chapter 11 Plan of Reorganization (the "Plan") and a Disclosure Statement with the Bankruptcy Court. On October 25, 1994, the Bankruptcy Court approved the Disclosure Statement. On December 22, 1994, the proposed Plan was confirmed, and on February 6, 1995, the Plan became effective. On the effective date a reorganized corporation, "Eastern", was established by restating and amending the by-laws and Certificate of Incorporation of Eastern Air Lines, Inc., a Delaware corporation.

The Company was incorporated in June of 1998 in the State of Delaware. In June 1998, Oasis contributed certain assets and liabilities to the capital of the Company and transferred all reservation services contracts, collection rights and obligations previously entered into by Oasis to the Company.

Unaudited Interim Financial Information: The interim financial information at August 31, 1999 and for the three months ended August 31, 1999 and 1998 is unaudited but includes all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. Results for the interim period ended August 31, 1999 are not necessarily indicative of results for the entire year.

Property and Equipment: Property and equipment, including improvements, are recorded at cost. The cost of maintenance and repairs is charged against results of operations as incurred.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

Depreciation and amortization is charged against results of operations over the following estimated service lives: Computer equipment, furniture, and telecommunication equipment, five years; improvements to leased property are amortized over the life of the lease or the life of the improvement, whichever is shorter. For financial reporting purposes, the Company principally uses the straight-line method of depreciation. Depreciation and amortization expense totaled approximately $80,000 and $67,500 for the three months ended August 31, 1999 and 1998, respectively, and $313,300 for the year ended May 31, 1999.

Comprehensive Income: The Company has no components of other comprehensive income. Accordingly, net income equals comprehensive income for all periods presented.

Allocated Income Taxes: The Company files a consolidated income tax return with its ultimate Parent EAL. Income taxes are provided for as if the Company were a separate taxpayer.

Allocated deferred income taxes are recorded based on the future tax effects of the difference between the tax and financial reporting bases of the Company's assets and liabilities. In estimating future tax consequences, expected future events are considered except for potential income tax law or rate changes.

Deferred Revenue: In accordance with certain reservation service contracts, customers are required to pay the Company for reservation services in advance based on forecasted amounts. These advance payments are recorded by the Company as deferred revenue, which is subsequently recognized as revenue when the related services are performed.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


Cash and Cash Equivalents: For purposes of the cash flow statement, cash equivalents includes time deposits, certificates of deposit and all highly liquid debt investments with original maturities of three months or less.

NOTE B--PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                                  August 31, 1999   May 31, 1999
                                                  ---------------   ------------
Computer and telecommunications
    equipment                                      $     764,136    $ 1,035,850
Furniture and equipment                                  116,822        137,452
Leasehold improvements                                    90,804         96,500
Other                                                     35,960         35,960
                                                   -------------    -----------
                                                       1,007,722      1,305,762

Less:  accumulated depreciation
and amortization                                        (336,478)      (313,314)
                                                   -------------    -----------
                                                   $     671,244    $   992,448
                                                   =============    ===========

NOTE C--MAJOR CUSTOMERS

For the three months ended August 31, 1999 and 1998, the Company had three and four customers which accounted for 79% and 91% of the Company's total revenue for the respective periods then ended. For the three months ended August 31, 1999, revenues from affiliated companies totaled approximately 16% of the Company's total revenues.

For the year ended May 31, 1999, the Company had four customers which accounted for 81% of the Company's total revenue. Revenue from affiliated companies totaled approximately 10% of the Company's total revenue.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


NOTE D--COMMITMENTS AND CONTINGENCIES

Leases: The Company occupied office space related to a call center which was provided by EAL on a rent-free basis. The Company vacated this office space as of August 1, 1999. The Company entered into a lease for similar space that commenced August 1, 1999 and expires on July 31, 2004. The lease provides for monthly lease payments of approximately $17,000 in the initial year, which escalate to approximately $22,500 per month in the final year.

NOTE D--COMMITMENTS AND CONTINGENCIES--Continued

As of August 31, 1999, the Company has prepaid rent in the amount of approximately $111,000.

In June 1998, the Company assumed a former customer's rights and interest in two lease agreements related to a call center location in Dania, Florida (the "Fort Lauderdale call center"). These leases expire on September 30, 2000 and May 31, 2001 and require monthly payments amounting to $1,500 and $9,500, respectively. The leases provide for, among other things, annual cost of living increases amounting to 4% of the annual Base Rental, as defined, commencing with the second year of the lease agreements (Note H).

In addition, the Company has various operating lease agreements primarily involving office copiers. These leases are non-cancelable and expire at various dates through 2003.

Rent expense under all operating leases charged to operations totaled $28,595 and $34,813 for the three months ended August 31, 1999 and 1998, respectively, and $139,993 for the year ended May 31, 1999.

Minimum lease commitments under all non-cancelable operating leases for each of the twelve month periods subsequent to May 31, 1999 and thereafter are as follows:

         2000                                                  $         152,033
         2001                                                            220,225
         2002                                                            237,069
         2003                                                            251,545
         2004                                                            266,697
         Thereafter                                                       44,917
                                                               -----------------
                                                               $       1,172,486
                                                               =================

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


The Company leases its employees from a professional employment organization, which also performs the Company's human resource and payroll functions. Total employment lease expense incurred by the Company related to this contract amounted to approximately $1,310,200 and $893,300 for the three month period ended August 31, 1999 and 1998, respectively, and $4,302,000 for the year ended May 31, 1999.

NOTE D--COMMITMENTS AND CONTINGENCIES--Continued

Reservation Services Contracts: The Company has entered into reservation services contracts with its customers which provide for, among other things, assigning agents to handle reservation call volume. These contracts have initial terms ranging from three months to one year. Either party can terminate the contracts after the initial term, subject to certain conditions contained in the contracts.

Cash Concentration: The Company maintains its cash balances at a bank located in Florida. Each bank account balance is insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risks on cash and cash equivalents.

NOTE E--RELATED PARTY TRANSACTIONS

Included in net assets contributed to the capital of the Company at June 1, 1998, was a receivable relating to reservations operations from a former customer of Oasis that had ceased operations and declared bankruptcy. The collection of this receivable balance, amounting to approximately $2,162,000, was guaranteed by EAL as part of a Guaranty Agreement entered into by Oasis and EAL. In July 1998, the Company demanded payment of the receivable balance from EAL. EAL satisfied its obligations to the Company under the Guaranty Agreement by requiring Oasis to effect a capital distribution of the receivable balance from the Company to Oasis.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


In August 1998, EAL owed the Company approximately $181,000 pursuant to the Company's rights under an agreement between Oasis and EAL whereby EAL had guaranteed any and all income foregone by Oasis as a result of Oasis agreeing to provide reservations services to a certain customer. This amount is included in other income in the accompanying statement of operations for the year ended May 31, 1999 and the three months ended August 31, 1998. EAL satisfied its obligations to the Company relating to this receivable by requiring Oasis to effect a capital distribution of this receivable balance from the Company to Oasis.

NOTE E--RELATED PARTY TRANSACTIONS--Continued

During the year ended May 31, 1999, the Company provided reservations services pursuant to reservations contracts with certain customers amounting to approximately $700,000, $79,755 and $397,067 for which no payments have been received by the Company. The payment for services provided under these reservations contracts was guaranteed by EAL. During the year ended May 31, 1999, the Company demanded payment on these receivable balances from EAL. EAL satisfied its obligations to the Company by requiring Oasis to effect capital distributions of these receivable balances from the Company to Oasis.

The Company provides reservation call services for A Bargain Airfare, a wholly-owned subsidiary of EAL. Revenues from this affiliate for the three months ended August 31, 1999 and for the year ended May 31, 1999 totaled $275,119 and $541,444, respectively.

Oasis provides certain management and accounting services to the Company. For the three months ended August 31, 1999 and 1998, management and accounting services fees charged to the Company amounted to approximately $25,000 and $44,000, respectively, For the year ended May 31, 1999, these charges amounted to approximately $158,000.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


For the period from June 1, 1998 (Inception) to May 31, 1999, EAL provided the Company with certain executive office space with an estimated fair value amounting to approximately $214,000. No liability or expense related to this executive office space has been recorded in the accompanying financial statements.

For the year ended May 31, 1999, EAL and/or Oasis paid for all insurance coverage maintained by the Company. The total cost of this insurance coverage was approximately $82,000. No liability or expense relating to this insurance coverage has been recorded in the accompanying financial statements.


NOTE F--ALLOCATED INCOME TAXES

The components of allocated income tax (expense) benefit are as follows:


                                     Three Months             Year Ended
                                   Ended  August 31,             May 3,
                                  -------------------         -----------
                                  1999           1998            1999
                                  ----           ----            ----
         Current:
              Federal          $     -        $    -         $   -
              State                  -             -             -
                               -----------    -----------    -----------
                                     -             -             -
                               -----------    -----------    -----------
         Deferred:
              Federal              (39,000)        30,000         63,000
              State                 (7,000)         5,000         11,000
                               -----------    -----------    -----------
                                   (46,000)        35,000         74,000
                               -----------    -----------    -----------
         Total                 $   (46,000)   $    35,000    $    74,000
                               ===========    ===========    ===========

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


Deferred tax assets (liabilities) are comprised of the following:

                                August 31, 1999    May 31, 1999
                               ----------------    ------------
Net operating loss
     carryforward                  $  33,000        $  87,000
                                   ---------        ---------
Deferred tax assets                   33,000           87,000
                                   ---------        ---------

Depreciation                         (96,000)        (104,000)
                                   ---------        ---------
Deferred tax liabilities             (96,000)        (104,000)
                                   ---------        ---------
Net deferred tax
     liabilities                  $  (63,000)       $ (17,000)
                                  ==========        =========


NOTE F--ALLOCATED INCOME TAXES--Continued

The provision for income taxes differs from the amount computed by applying the Federal Statutory rate as follows:

                                              Three Months            Year Ended
                                             Ended August 31,          May 31,
                                             ----------------         ----------
                                          1999           1998            1999
                                          ----           ----            ----

    U.S. Federal Statutory
        rate applied to pretax
        loss                           $    30,000    $  (30,000)   $  (65,000)

    State taxes                              5,000        (5,000)      (11,000)

    Depreciation                            11,000        -              2,000
                                       -----------    ----------    ----------
                                       $    46,000    $  (35,000)   $  (74,000)
                                       ===========    ==========    ==========

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


As of May 31, 1999, the Company has a net operating loss carryforward for income tax purposes of approximately $87,000 which expires in 2019.

NOTE G--CAPITAL RESOURCES

Per the requirements of the Securities and Exchange Commission for businesses acquired, although the Company has been funded to date by EAL, the Company's financial statements are presented on a standalone, going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to generate sufficient revenues and ultimately achieve profitable operations as a standalone entity is uncertain, since the financial statements assume no funding by EAL or by eGlobe (Note H). Ultimately, the Company's ability to continue as a going concern is dependent upon its ability to demonstrate sustained commercial viability of its service and to obtain sufficient working capital, both of which are uncertain at this time.

NOTE G--CAPITAL RESOURCES--Continued

The Company's management believes that eGlobe will provide the Company with financial and operational support which, together with existing cash and anticipated cash flows from operations, should enable the Company to continue operations. However, the financial statements assume no additional funding by eGlobe. In the absence of such financing, since the Company does not have significant cash resources, there is substantial doubt about the Company's ability to continue as a going concern on a standalone basis. The financial statements do not include any adjustments to reflect the possible future effects related to the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                        OASIS RESERVATIONS SERVICES, INC.
         A Wholly-Owned Subsidiary of Outsourced Automated Services and
                           Integrated Solutions, Inc.

                    NOTES TO FINANCIAL STATEMENTS--Continued
        (Information as of August 31, 1999 and for the three months ended
                     August 31, 1999 and 1998 is unaudited)


NOTE H--SUBSEQUENT EVENTS

On September 15, 1999, eGlobe, a publicly-traded telecommunications and related services corporation ("eGlobe") acting through a newly formed subsidiary, acquired control of the Company from Oasis. eGlobe and Oasis formed eGlobe/Oasis Reservations LLC, a limited liability company ("LLC"), which is responsible for conducting the business operations of the Company. eGlobe manages and controls the LLC. The LLC was funded by contributions effected by the members under a Contribution Agreement ("Contribution Agreement"). Oasis contributed all the shares of the Company's stock as its contribution to the LLC. eGlobe contributed
1.5 million shares of its common stock and warrants to purchase additional shares of its common stock to the LLC.

According to the Operating Agreement, the net profits and net losses of the LLC will be allocated 90% to eGlobe and 10% to Oasis. Proceeds from the sales of the Company's stock or its assets will be allocated 100% to Oasis until Oasis has received distributions of at least $9 million and then 90% to Oasis and 10% to eGlobe. Pursuant to the LLC's Operating Agreement, the LLC is an interim step to full ownership of the Company by eGlobe. Once eGlobe has either raised $10 million in new capital or generated three consecutive months of positive cash flow and registered the shares issued in this transaction, the LLC will be dissolved and the Company will become a wholly-owned subsidiary of eGlobe. Under these circumstances, Oasis would receive the shares of common stock and warrants contributed to the LLC by eGlobe. Additionally, even if these onditions are not fulfilled, Oasis has the right to redeem its interest in the LLC at any time in exchange for the shares of common stock and the warrants issued to the LLC by eGlobe.

In connection with the purchase and installation of equipment and leasehold improvements at the Company's new facility in Miami, Florida, on September 15, 1999, Oasis agreed to loan the Company $451,400. Interest will accrue on the unpaid principal balance at the rate of 7% per annum. The loan is required to be repaid in six equal quarterly principal installments of $75,233 beginning November 30, 1999 with a maturity date of January 31, 2001. eGlobe has guaranteed the Company's obligations under this loan and granted Oasis a security interest in eGlobe's ownership interest in the LLC. As of November 4, 1999, the outstanding principal and accrued interest totaled approximately $451,400 and $4,000, respectively.

On July 15, 1999, the Company made a capital distribution having an approximate net book value of $335,000, to Oasis consisting of all assets, liquidations, rights and obligations of its Fort Lauderdale call center.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following unaudited pro forma condensed consolidated statements of operations give effect to the acquisitions by the Company of Connectsoft, Telekey, IDX and UCI, and the June 1999 stockholder approval of the increase of the number of shares of common stock issuable upon conversion of the preferred stock issued to the IDX stockholders and the terms of the IDX purchase agreement as renegotiated in July 1999, as previously described and reported on Forms 8-K/A filed on April 30, 1999 and on August 31, 1999. In addition, the ORS acquisition, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of Series K Preferred for Series G Preferred are also included in the following unaudited pro forma condensed consolidated statements of operations. The historical results of operations of iGlobe have not been included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations as it is not practicable for the Company to include such information due to the recent conclusion of the acquisition. The pro forma financial information related to the acquisition of iGlobe will be filed in a Form 8K/A no later than December 28, 1999. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Pro Forma Condensed Consolidated Financial Statements. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998 includes the operating results of the Company, IDX, Telekey, Connectsoft and ORS assuming the acquisitions occurred January 1, 1998. Also, the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the renegotiation of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the Series K Preferred Stock exchanged for Series G Preferred Stock were assumed to have occurred on January 1, 1998. The historical results of the Company include the results of IDX for the period from December 2, 1998, the effective date of the acquisition, to December 31, 1998. UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999 assumes that the Telekey, Connectsoft, and ORS acquisitions and the subsequent increase in the IDX purchase price related to the increase in the convertibility of the preferred stock originally issued to the IDX stockholders, the renegotiation of the IDX purchase agreement, the reclassification of the acquired goodwill to other identifiable intangibles and the Series K Preferred Stock exchanged for Series G Preferred Stock occurred at the beginning of the periods presented. The historical results of operations of the Company for the nine months ended September 30, 1999 include the results of Telekey from February 1, 1999, the effective date of the acquisition, to September 30, 1999, the results of Connectsoft from June 1, 1999, the effective date of the acquisition, to September 30, 1999, and the results of ORS from September 1, 1999, the effective date of acquisition, to September 30, 1999.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements of the Company and the historical financial statements of ORS, contained elsewhere herein. Historical financial statements of IDX and Telekey were previously filed in Form 8-K/A on April 30, 1999. Historical financial statements of Connectsoft were previously filed in Form 8K/A on August 31, 1999.

ACQUISITION OF IGLOBE, INC.

Effective August 1, 1999, the Company acquired all the common shares of iGlobe, a wholly owned subsidiary of Highpoint Telecommunications, Inc. ("Highpoint"). Recently established by Highpoint, iGlobe has created an infrastructure supplying Internet Protocol ("IP") services particularly voice over IP, throughout Latin America. In July 1999, the Company and Highpoint agreed that the Company would manage the business of iGlobe and would take responsibility for the ongoing financial condition of iGlobe from August 1, 1999, pursuant to a Transition Services and Management Agreement ("TSA"). Pursuant to this agreement, Highpoint advanced working capital through the closing date to iGlobe for which the Company has issued a note payable of $1.2 million. The acquisition closed October 14, 1999. The purchase price consisted of (i) one share of 20% Series M Convertible Preferred Stock ("Series M Preferred") valued at $9.6 million, (ii) direct acquisition costs of approximately $0.3 million; and (iii) Highpoint was given a non-voting beneficial 20% interest of the equity interest subscribed or held by the Company in a yet-to-be-completed joint venture currently known as IP Solutions B.V.

The one share of Series M Preferred, par value $.001, has a liquidation value of $9.0 million and carries an annual cumulative dividend of 20% which will accrue and be payable annually or at conversion in cash or shares of eGlobe common stock, at the option of the Company. The premium of $600,000 will be amortized as a reduction in preferred dividends over the one year period from the issuance date. The Series M Preferred is convertible, at the option of the holder, one year after the issue date at a conversion price of $2.385. Each share of Series M Preferred shall automatically be converted into shares of common stock, based on the then-effective conversion rate, on the earliest to occur of (i) the first date as of which the last reported sales price of the common stock is $5.00 or more for any 10 consecutive trading days during any period in which the Series M Preferred is outstanding, (ii) the date that is seven years after the issue date, or (iii) the date upon which the Company closes a public offering of equity securities of the Company at a price of at least $4.00 per share and with gross proceeds of at least $20.0 million.

The acquisition has been accounted for using the purchase method of accounting. The September 30, 1999 historical unaudited interim financial statements of the Company reflect the preliminary allocation of the purchase price. This initial preliminary purchase price allocation is based on preliminary appraisals and resulted in acquired goodwill of $0.4 million and acquired intangibles of $4.6 million relating to a customer base, licenses and operating agreements, a business sales agreement, and an assembled workforce. The goodwill is being amortized on a straight-line basis over seven years and the acquired intangibles are being amortized on a straight-line basis over the

                                                                   EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

estimated useful lives of three years. The Company will determine the final purchase price allocation based on completion of management's review and final appraisals of iGlobe's assets.

The acquisition has been recorded using the purchase method of accounting and the components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:

        Components of Purchase Price:

              Stock  to be issued                                   $ 9,643,000
              Direct acquisition costs                                  300,000
                                                                    -----------
                   Total purchase price                               9,943,000

        Allocation of purchase price:

              Deposits                                                 (900,000)
              Property and equipment                                 (5,577,000)
              Intangibles                                            (4,590,000)
              Goodwill                                                 (376,000)
              Current liabilities                                       107,000
              Notes Payable                                           1,393,000
                                                                   ------------
        Total                                                      $         --
                                                                   ------------

ACQUISITION OF OASIS RESERVATION SERVICES, INC.

In September 1999, the Company, acting through a newly formed subsidiary, acquired control of ORS from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). The Company and Oasis formed eGlobe/Oasis Reservations LLC, a limited liability company ("LLC"), which is responsible for conducting the business operations of ORS. The Company manages and controls the LLC and receives 90% of the profits and losses from ORS' business. The LLC was funded by contributions effected by the members under a Contribution Agreement ("Contribution Agreement"). Oasis contributed all the outstanding shares of ORS valued at approximately $2.3 million as its contribution to the LLC. The Company contributed 1.5 million shares of its common stock valued at $3.0 million on the date of issuance and warrants to purchase additional shares of its common stock to the LLC. The warrants are exercisable for the shares of common stock as discussed below:

         (a) shares equal to the difference between $3.0 million and the value of the Company's 1.5 million share contribution on the date that the shares of common stock (including the shares underlying the warrants) contributed to the LLC are registered with the SEC if the value of the 1.5 million shares on that date is less than $3.0 million;

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         (b) shares equal to $100,000 of the Company's common stock for each 30-day period beyond 90 days following the date of contribution that the shares of the Company's common stock (including the shares underlying the warrants) contributed to the LLC remain unregistered;

         (c) shares equal to up to $2.0 million of the Company's common stock, subject to adjustment based upon ORS achieving certain revenue and EBITDA targets during the measurement period of August 1, 1999 to January 31, 2000: provided however, that Oasis may select a different period if: (i) ORS obtains a new customer contract at any time between the closing date and March 31, 2000 and (ii) the Company enters into a new contract with a specific customer at any time between the closing date and March 31, 2000. If either of these events occur, then Oasis may select as the measurement period, in its discretion, any of the following; (x) the period from August 1, 1999 to January 31, 2000, (y) the period from
              September 1, 1999 to February 29, 2000 or (z) the period from October 1, 1999 to March 31, 2000;

         (d) additional shares based upon (1) ORS achieving certain revenue and EBIDTA targets, and (2) the Company's share price at the date of registration of the shares for this transaction. Under certain circumstances, these shares may be equal to the greater of (A) 50% of the incremental revenue for the Second Measurement Period (as defined in the agreements) over $9.0 million or (B) four times the incremental Adjusted EBITDA (as defined in the agreements) for the Second Measurement Period (as defined in the agreements) over $1.0 million provided, however, that such number of shares shall not exceed the greater of; (i) 1,000,000 shares of the Company's common stock or (ii) that the number of shares of the Company's common stock determined by dividing $8.0 million by the Second Measurement Period Date Market Value (as defined in the agreements); and provided further, that if the basis for issuance of such shares is incremental revenue over $9.0 million then EBITDA for the Second Measurement Period must be at least $1.0 million for the revenue between $9.0 million and $12.0 million or at least $1.5 million for revenue above $12.0 million. In addition, the LLC may receive 0.5 million shares of the Company's common stock if the revenue for the second Measurement Period is equal to or greater than $37.0 million and the Adjusted EBITDA for the Second Measurement Period is equal to or greater than $5.0 million.

According to the Operating Agreement, the net profits and net losses of the LLC will be allocated 90% to the Company and 10% to Oasis. Proceeds from the sale of the ORS stock or its assets will be allocated 100% to Oasis until Oasis has received distributions of at least $9.0 million and then 90% to Oasis and 10% to the Company. Pursuant to the LLC's Operating Agreement, the LLC is an interim step to full ownership of ORS by the Company. Once the Company has either raised $10 million in new capital or generated three consecutive months of positive cash flow and registered the shares issued in this transaction, the LLC will be dissolved and ORS will become a wholly owned subsidiary of the Company. Under these circumstances, Oasis would receive the shares of common stock and warrants contributed to the LLC by the Company. Additionally, even if these conditions are not fulfilled, Oasis has the right to redeem its interest in the LLC at any time in exchange for the shares of common stock and the warrants issued to the LLC by eGlobe.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

This acquisition has been accounted for using the purchase method of accounting. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflect the preliminary allocation of the purchase price based on preliminary appraisals of ORS' assets. The Company has not completed the review of the purchase price allocation and will determine the final allocation based on final appraisals and resolution of the contingencies discussed earlier.

As the Company controls the operations of the LLC, the LLC has been included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations with Oasis' interest in the LLC recorded as a Minority Interest in the LLC.

In connection with the purchase and installation of equipment and leasehold improvements at ORS' new facility in Miami, Florida, Oasis agreed to loan ORS up to $451,400. The loan is required to be repaid in six equal quarterly principal installments beginning November 30, 1999. The Company guaranteed ORS'
obligations under this loan and granted Oasis a security interest in its ownership interest in the LLC. As of September 30, 1999, there was no amount outstanding under this commitment.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The acquisition has been recorded using the purchase method of accounting and the components of the purchase price and its preliminary allocation to the assets and liabilities acquired are as follows:

     Components of Purchase Price:
          Common stock valued at $3.0 million;  however,  eliminated in
          consolidation as LLC owns the stock                                     --
                                                                         -----------

          Total purchase price
                                                                                  --
     Allocation of purchase price:
          Cash                                                               (3,000)
          Accounts receivables                                             (483,000)
          Other current assets                                             (192,000)
          Property and equipment                                           (671,000)
          Intangibles                                                    (1,580,000)
          Accounts payable                                                   52,000
          Current liabilities                                               158,000
          Deferred revenue                                                  389,000

          Minority Interest in LLC                                         2,330,000
                                                                        ------------
          Total                                                         $
                                                                        ============

RECLASSIFICATION OF ACQUIRED GOODWILL TO OTHER IDENTIFIABLE INTANGIBLES

In the third quarter 1999, the Company obtained final appraisals of IDX's, UCI's and Telekey's assets from independent appraisers. These appraisals resulted in reclassification from goodwill to other identifiable intangibles as follows:

(1) The IDX appraisal resulted in a gross reclassification of approximately $6.5 million of IDX acquired goodwill to other identifiable intangibles. These other identifiable intangibles consist of assembled and trained workforce, partnership network and non-compete agreements and are being amortized on a straight-line basis from one to four years. Goodwill is being amortized on a straight-line basis over seven years. The final purchase price allocation is still subject to the resolution of certain contingent purchase price elements. Goodwill may materially increase when these contingencies are resolved.

(2) The UCI appraisal resulted in a gross reclassification of approximately $0.6 million of UCI's acquired goodwill to other identifiable intangibles. The other identifiable intangible relates to the value of certain contracts and is being amortized on a straight-line basis over two years. Goodwill is being amortized on a straight-line basis over seven years. The preliminary purchase price will be finalized pending resolution of certain purchase price contingencies.

                                                                    EGLOBE, INC.
                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(3) The Telekey appraisal resulted in a gross reclassification of approximately $3.0 million of Telekey's acquired goodwill to other identifiable intangibles. The other identifiable intangibles consist of assembled and trained workforce, distribution network and internally developed software and are being amortized on a straight-line basis from three to seven years. Goodwill is being amortized on a straight-line basis over seven years. The final purchase price allocation has not been finalized pending resolution of contingent purchase price elements. Goodwill associated with the Telekey acquisition may materially increase when these contingencies are resolved.

The effect of these reclassifications from goodwill to other identifiable intangibles has been included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

EXCHANGE OF SERIES K PREFERRED STOCK FOR SERIES G PREFERRED STOCK

In August 1999, the Company issued 30 shares of Series K Preferred Stock valued at $3.0 million in exchange for the one share of its Series G Preferred held by the seller of ConnectSoft.

The Series K Preferred carries an annual dividend of 5% which is payable quarterly, beginning December 31, 2000. The shares of Series K Preferred are convertible, at the holder's option, into shares of the Company's common stock at any time at a conversion price equal to $1.56. The shares of Series K Preferred are also convertible into the Company's common stock at a lower price upon a change of control (as defined) if the market price of the Company's common stock on the date immediately preceding the change of control is less than the conversion price. The shares of Series K Preferred will automatically be converted into the Company's common stock, on the earliest to occur of (i) the first date as of which the last reported sales price of the Company's common stock on Nasdaq is $5.00 or more for any 20 consecutive trading days during any period in which Series K Preferred is outstanding, (ii) the date that 80% or more of the Series K Preferred the Company has issued has been converted into the Company's common stock, or (iii) the Company completes a public offering of equity securities at a price of at least $3.00 per share and with gross proceeds to the Company of at least $20.0 million.

The carrying value of the Series G Preferred exceeded the fair value of the Series K Preferred because of accrued dividends that were not paid pursuant to the exchange. The excess of $36,411 reduced the loss attributable to common stock in the third quarter historical unaudited financial statements.

                                                                    EGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                            EGLOBE                                                                        ORS
                                        TWELVE MONTHS          IDX             TELEKEY         CONNECTSOFT            TWELVE MONTHS
                                        ENDED 12/31/98    ELEVEN MONTHS     TWELVE MONTHS     TWELVE MONTHS           ENDED 12/31/98
                                         (NOTE A) (1)    ENDED 11/30/98     ENDED 12/31/98    ENDED 12/31/98           NOTE A)(1)
                                        ------------------------------------------------------------------------------------------
REVENUE                                    $30,030,000        $2,795,000       $4,705,000           $288,000        $ 5,094,000

COST OF REVENUE                             16,806,000         3,176,000        1,294,000            248,000          3,657,000
---------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)                         13,224,000          (381,000)       3,411,000             40,000          1,437,000
---------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and administrative    18,070,000         3,011,000        2,811,000          2,473,000            834,000
     Research and development                        -                 -                -          2,057,000                  -
     Depreciation and amortization           3,070,000           510,000          192,000            231,000            302,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                    21,140,000         3,521,000        3,003,000          4,761,000          1,136,000
---------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS               (7,916,000)       (3,902,000)         408,000         (4,721,000)           301,000
---------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense)                  (1,981,000)          358,000          (61,000)          (377,000)           227,000
    Proxy related litigation expense        (3,647,000)                -                 -                  -                 -
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                (5,628,000)          358,000          (61,000)          (377,000)           227,000
---------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES ON INCOME       (13,544,000)       (3,544,000)         347,000         (5,098,000)           528,000
MINORITY INTERESTS IN (INCOME) LOSS
OF SUBSIDIARIES                                      -                 -          (59,000)                 -                  -
INCOME TAX EXPENSE                           1,500,000                 -                -                  -                  -
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                          (15,044,000)       (3,544,000)         288,000         (5,098,000)           528,000
PREFERRED STOCK DIVIDENDS                             -                 -                -                  -                 -
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
    COMMON STOCK                          $(15,044,000)      $(3,544,000)        $288,000        $(5,098,000)         $ 528,000
---------------------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE  (NOTES A, (10)
AND (11))
    Basic and diluted                       $    (0.85)                -                -                  -                  -
---------------------------------------------------------------------------------------------------------------------------------

See notes to the pro forma condensed consolidated financial statements

                                                                    EGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                           TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                                     (CONTINUED)
--------------------------------------------------------------------------------

                                            ADJUSTMENTS        PRO FORMA
                                             (NOTE A)
                                             --------          ----------
REVENUE                                  $   (121,000)(2)   $ 42,791,000

COST OF REVENUE                               (65,000)(3)     25,116,000
--------------------------------------------------------------------------------
Gross profit (loss)                           (56,000)        17,675,000
--------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and administrative      230,000 (4)     27,429,000
     Research and development                    --            2,057,000
     Depreciation and amortization          7,368,000 (5)     11,673,000
--------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                    7,598,000         41,159,000
--------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS              (7,654,000)       (23,484,000)
--------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
    Other income (expense)                   (749,000)(6)     (2,583,000)
    Proxy related litigation expense             --           (3,647,000)
--------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                 (749,000)        (6,230,000)
--------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES ON INCOME       (8,403,000)       (29,714,000)
MINORITY INTERESTS IN (INCOME) LOSS OF
     SUBSIDIARIES                              95,000 (7)         36,000
INCOME TAX EXPENSE                             21,000 (8)      1,521,000
NET INCOME (LOSS)                          (8,329,000)       (31,199,000)
PREFERRED STOCK DIVIDENDS                   6,562,000 (9)      6,562,000
--------------------------------------------------------------------------------
NET INCOME (LOSS) ATTRIBUTABLE TO
    COMMON STOCK                         $(14,891,000)      $(37,761,000)
--------------------------------------------------------------------------------
NET LOSS PER SHARE  (NOTES A, (10)
AND (11))
    Basic and diluted                            --         $      (2.10)
--------------------------------------------------------------------------------
See notes to the pro forma condensed consolidated financial statements

                                                                    EGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

                                                     EGLOBE           TELEKEY        CONNECTSOFT           ORS
                                                  NINE MONTHS     ONE MONTH ENDED    FIVE MONTHS      EIGHT MONTHS
                                                 ENDED 9/30/99        1/31/99       ENDED 5/31/99     ENDED 8/31/99
                                                 -------------        -------       -------------     -------------
REVENUE                                             $28,136,000         $ 190,000          $73,000       $ 4,055,000

COST OF REVENUE                                      27,442,000            59,000           65,000         3,746,000
--------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                            694,000           131,000            8,000           309,000
--------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and administrative             18,393,000           141,000          436,000           253,000
     Research and development                                 -                 -        1,092,000                 -
     Depreciation and amortization                    7,846,000            16,000          129,000           160,000
--------------------------------------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                             26,239,000           157,000        1,657,000           413,000
--------------------------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                                (25,545,000)          (26,000)      (1,649,000)         (104,000)
OTHER INCOME (EXPENSE)                               (5,814,000)           (6,000)        (162,000)           (4,000)
--------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES ON INCOME                (31,359,000)          (32,000)      (1,811,000)         (108,000)
--------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST IN (INCOME) LOSS
     OF SUBSIDIARY                                             -                 -                -                 -
--------------------------------------------------------------------------------------------------------------------
NET LOSS                                            (31,359,000)          (32,000)      (1,811,000)         (108,000)
PREFERRED STOCK DIVIDENDS                            10,783,000                 -                -                 -
--------------------------------------------------------------------------------------------------------------------
NET LOSS ATTRIBUTABLE TO COMMON
    STOCK                                          $(42,142,000)         $(32,000)     $(1,811,000)       $ (108,000)
--------------------------------------------------------------------------------------------------------------------
NET LOSS PER SHARE (NOTE B(17))
    Basic and diluted                                    $(2.18)                -                -                 -
----------------------------------------------------------------------------------------------------------------------

See notes to the pro forma condensed consolidated financial statements

                                                                    EGLOBE, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                     (CONTINUED)
--------------------------------------------------------------------------------
                                                 ADJUSTMENTS         PRO FORMA
                                                  (NOTE B)
                                                  --------          ----------

REVENUE                                        $       --         $ 32,454,000

COST OF REVENUE                                        --           31,312,000
--------------------------------------------------------------------------------
GROSS PROFIT                                           --            1,142,000
--------------------------------------------------------------------------------
COSTS AND EXPENSES:
     Selling, general and
          administrative                            148,000 (12)     19,371,000
     Research and development                                         1,092,000
     Depreciation and amortization                1,249,000 (13)      9,400,000
--------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES                          1,397,000          29,863,000
--------------------------------------------------------------------------------
LOSS FROM OPERATIONS                             (1,397,000)        (28,721,000)
OTHER INCOME (EXPENSE)                              190,000 (14)     (5,796,000)
--------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES ON INCOME             (1,207,000)        (34,517,000)
MINORITY INTEREST (INCOME)
     LOSS OF SUBSIDIARY                              38,000 (16)         38,000
--------------------------------------------------------------------------------
NET LOSS                                         (1,169,000)        (34,479,000)
PREFERRED STOCK DIVIDENDS                        (5,805,000)(15)      4,978,000
--------------------------------------------------------------------------------
NET LOSS ATTRIBUTABLE TO
     COMMON STOCK                              $  4,636,000        $(39,457,000)
--------------------------------------------------------------------------------
NET LOSS PER SHARE (NOTE B(17))
    Basic and diluted                                    --        $      (2.04)
--------------------------------------------------------------------------------
See notes to the pro forma condensed consolidated financial statements

                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

(1) Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations.


                                                       NINE MONTHS       THREE MONTHS    TWELVE MONTHS
                                                      ENDED 12/31/98      ENDED 3/31/98   ENDED 12/31/98
                                                       -------------------------------------------------
Revenue                                                $ 22,491,000    $  7,539,000       $ 30,030,000

Cost of revenue                                          12,619,000       4,187,000         16,806,000
--------------------------------------------------------------------------------------------------------
Gross profit                                              9,872,000       3,352,000         13,224,000

Costs and expenses:
   Selling, general and administrative                   13,555,000       4,515,000         18,070,000
   Depreciation and amortization                          2,256,000         814,000          3,070,000
--------------------------------------------------------------------------------------------------------
Total costs and expenses                                 15,811,000       5,329,000         21,140,000
--------------------------------------------------------------------------------------------------------
Loss from operations                                     (5,939,000)     (1,977,000)        (7,916,000)
--------------------------------------------------------------------------------------------------------
Other income (expenses):
   Other expense                                         (1,031,000)       (950,000)        (1,981,000)
   Proxy related litigation expense                        (120,000)     (3,527,000)        (3,647,000)
--------------------------------------------------------------------------------------------------------
Total other expenses                                     (1,151,000)     (4,477,000)        (5,628,000)
--------------------------------------------------------------------------------------------------------
Loss before taxes on income                              (7,090,000)     (6,454,000)       (13,544,000)
Income tax expense                                             --         1,500,000          1,500,000
--------------------------------------------------------------------------------------------------------
               Net loss                                $ (7,090,000)   $ (7,954,000)      $(15,044,000)
--------------------------------------------------------------------------------------------------------

UCI was acquired on December 31, 1998 and had minimal operations which have not been reflected in the Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1998. However, the recurring effect of the goodwill amortization related to the UCI acquisition has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations.

ORS' statement of operations for the year ended December 31, 1998 consists of the statement of operations for the period June 1, 1998 (date of inception) through December 31, 1998 plus the revenue and costs associated with the ORS line of business for the period January 1, 1998 through May 31, 1998 to reflect the period when ORS was part of Oasis.

                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (CONT)

The following pro forma adjustments to the condensed consolidated statement of operations are as if the acquisitions had been completed at the beginning of the periods presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. IDX was acquired on December 2, 1998; therefore, the results of operations of IDX for the month of December 1998 are included in the historical results of the Company for the twelve months ended December 31, 1998.

(2) Adjustments to revenue:
           Elimination of IDX billings to the Company                                                               $       (41,000)

           Adjustment to revenue to give effect to IDX's  purchase of a subsidiary  in April, 1998
              and its sale of another subsidiary in November, 1998 as if  the purchase and                                  (80,000)
              sale had been completed at the beginning of the period presented                                      ---------------
                                                                                                                    $      (121,000)
                                                                                                                    ===============
(3) Adjustments to cost of revenue:
           Elimination of IDX billings to the Company                                                               $       (41,000)
           Adjustment  to cost of  revenue  to give  effect to IDX's
              purchase of a subsidiary in April, 1998 and its sale
              of another subsidiary in November,  1998 as if the purchase
              and sale had been completed at the beginning of the period presented                                          (24,000)
                                                                                                                     ---------------
                                                                                                                     $      (65,000)
                                                                                                                     ===============
(4) Adjustments  to  selling, general and administrative  expenses:
           Adjustment for the incremental increase in DX and Telekey management compensation                         $       78,000
           Adjustment for incremental increase in Connectsoft management compensation                                       173,000
           Adjustment   for  deferred compensation  related to Telekey purchase                                             232,000
           Adjustment to give effect to IDX's purchase of a subsidiary in April, 1998 and its sale of another subsidiary in November, 1998 as if the purchase and sale had been
              completed at the beginning of the period presented                                                           (423,000)
           Adjustment for various general and administrative services provided by Oasis to ORS
              not reflected in ORS' statement of operations                                                                 170,000
                                                                                                                     ---------------
                                                                                                                     $      230,000
                                                                                                                     ===============
(5)  Adjustments to depreciation and amortization expenses:
           Amortization for eleven months of identifiable intangibles acquired in the IDX purchase
              which was effective December   2,  1998  (1-4   year   straight-line   amortization)                  $     2,640,000
           Amortization  for  eleven  months of  original  cost in excess of net assets acquired for the IDX purchase which was effective December 2, 1998
              (7 year straight-line amortization)                                                                           778,000
           Amortization of costs in excess of net assets related to stockholder approval in June 1999 of increase in conversion feature for the IDX purchase (7 year straight-line
              amortization)                                                                                                 165,000
           Amortization of identifiable intangibles acquired in the UCI purchase which was effective
              December 31, 1998 (2 year straight-line amortization)                                                         327,000

           Amortization of costs in excess of net assets acquired for in the UCI purchase which
              was effective December 31, 1998 (7 year straight-line amortization)                                            68,000
           Amortization of identifiable intangibles acquired in the Telekey purchase, (3-7 year
              straight-line amortization)                                                                                   570,000

           Amortization of costs in excess of net assets acquired for the Telekey
              purchase (7  year straight-line amortization)                                                                 300,000

           Amortization of intangibles acquired in the Connectsoft purchase (3-5 year
              straight-line amortization)                                                                                 1,870,000
           Amortization of costs in excess of net assets acquired in the Connectsoft
              purchase (7 year straight-line amortization)                                                                  142,000

           Amortization of identifiable intangibles acquired in the ORS purchase (3-5 year straight-line amortization)
                                                                                                                            508,000
                                                                                                                     ---------------
                                                                                                                     $    7,368,000
                                                                                                                     ==============

                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE A. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
        (CON'T)


(6) Adjustment to other income (expenses):
           Adjustment to give  effect  to IDX's  purchase  of a  subsidiary  in
              April,  1998 and its sale of another  subsidiary  in November,
              1998 as if the purchase and sale had been completed at the beginning
              of the period presented                                                                 $        (411,000)
           Interest on $0.5 million UCI note @8% originally due 6/99                                            (20,000)
           Interest on $0.5 million UCI note @8% due 5/2000                                                     (40,000)
           Interest  on  $1.0  million  IDX  note  @7.75%  due  2/99                                            (19,000)
           Additional interest recorded for value of 50,000 warrants issued in
              connection with the UCI purchase                                                                  (43,000)
           Interest on $0.5 million note payable to seller of Connectsoft                                       (40,000)
           Interest  on $0.451  million  Oasis  note @ 8% due in six  quarterly
           installments                                                                                         (26,000)
           Less  other  income  related  to  guaranteed
               reimbursement by Oasis' parent to ORS                                                           (181,000)
                                                                                                      -----------------
                                                                                                               (780,000)
           Less interest expense recorded by the Company in the historical
               results of operations for the twelve months ended December 31, 1998                               31,000
                                                                                                      -----------------
                                                                                                      $        (749,000)
                                                                                                      =================

(7) Adjustments to minority interests in (income) loss of subsidiaries:

           To reverse the minority interest in income of Telekey, because in connection with the acquisition of Telekey by the Company, the 20% minority interest in
           Telekey, L.L.C. was acquired by Telekey.                                                   $          59,000

           To record 10% minority interest in LLC's (income) loss owned by Oasis.                                36,000
                                                                                                      -------------------
                                                                                                      $          95,000
                                                                                                      ===================
(8) To reflect state income taxes (Telekey was previously an S-corporation) at 6% as
          Georgia does not allow for a consolidated filing.  The Telekey federal taxable
          income can be offset with the Company's  current period losses.                             $          21,000
                                                                                                      =================

                                       17

                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


(9)   To reflect the preferred stock dividends associated with these transactions:

         Annual dividend on Series K Preferred Stock                                                                 $    150,000
         Annual dividend on Series I Preferred                                                                            320,000
         Dividend to IDX stockholders related to renegotiation of purchase agreement                                    6,092,000
                                                                                                                     ------------
                                                                                                                     $  6,562,000
                                                                                                                     ============
(10)  Adjustment to the basic weighted  average number of shares  outstanding of 17,736,654 as if the  acquisitions  and IDX  renegotiation  had been completed at the beginning of the period presented:

        Issuance of common stock in payment of $0.4 million IDX note                                                      141,000
        Issuance of common stock in UCI purchase                                                                           63,000
                                                                                                                     ------------
                                                                                                                          204,000
                                                                                                                     ============
(11)  Convertible  preferred stock and convertible notes were not included in diluted  earnings (loss) per share due to the Company  recording a loss for the period  presented.  The following  table reflects the shares of common stock that would have been issuable upon conversion:

            Series H Preferred Stock                                                                                    3,750,000
            Series I Preferred Stock, including payment of accrued dividend                                             1,440,000
            Convertible $1.0 million IDX note payable, including interest (Converted in 1999)                             474,000
            Series F Preferred Stock                                                                                    1,515,000
            Series K Preferred Stock                                                                                    1,923,000
                                                                                                                     ------------
                                                                                                                        9,102,000
                                                                                                                     ============

                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED  CONSOLIDATED  STATEMENT OF OPERATIONS FOR
        THE NINE MONTHS ENDED SEPTEMBER 30, 1999

        The following pro forma adjustments to the condensed consolidated statement of operations are as if the acquisitions had been completed at the beginning of the fiscal period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such date. iGlobe was acquired in August 1999, Oasis was acquired in September 1999, Connectsoft was acquired in June 1999 and Telekey was acquired in February 1999; therefore, the results of operations of ORS for the month of September 1999, the results of operations of
        Connectsoft for June through September 1999 and the results of operations of Telekey for February through June 1999 are included in the historical results of the Company for the nine months ended September 30, 1999. The results of operations of iGlobe for January through July 1999 are not included in the pro forma adjustments due to recent conclusion of the acquisition.

                    (12)  Adjustment to selling, general and administrative expenses:
                          Adjustment for the incremental increase in Connectsoft management
                                compensation                                                                            $    72,000
                          Adjustment for various general and administrative services provided by
                                Oasis to ORS not reflected in statement of operations.                                       76,000
                                                                                                                        -----------
                                                                                                                        $   148,000
                                                                                                                        ============
                    (13)  Adjustments to depreciation and amortization expenses:

                             One month of amortization of identifiable intangibles acquired in the
                                Telekey purchase (3-7 year straight-line amortization)                                  $   47,000
                             One month of amortization of costs in excess of  net assets acquired
                                for  Telekey purchase (7 year straight-line amortization)                                   25,000
                             Five months of amortization of identifiable intangibles acquired in the
                                Connectsoft purchase (3-5 year straight-line amortization)                                 779,000
                             Five months of amortization of costs in excess of net assets acquired for
                                Connectsoft purchase (7 year straight-line amortization)                                     59,000
                             Eight months of amortization of identifiable intangibles acquired in the ORS
                                purchase (3-5 year straight-line amortization)                                              339,000
                                                                                                                        -----------
                                                                                                                        $ 1,249,000
                                                                                                                        ===========

                    (14)  Adjustment to other income (expenses):
                             Interest on $0.5 million note payable to seller of Connectsoft                             $   (30,000)
                             Interest on $0.451 million Oasis note                                                           (9,000)
                             Reverse interest recorded on $4.0 million IDX notes
                                subsequently exchanged for Series I Preferred Stock                                         182,000
                             Reverse interest recorded on $0.418 million IDX note paid by
                                issuance of common stock                                                                     14,000
                             Reverse interest recorded on $0.5 million UCI note originally due June
                                1999 as reflected in the December 31, 1998 pro forma adjustments                             20,000
                             Reverse interest recorded on $1.0 million IDX note due February 1999
                                as reflected in the December 31, 1998 pro forma adjustments                                  13,000
                                                                                                                        -----------
                                                                                                                        $   190,000
                                                                                                                        ===========


                                                                    EGLOBE, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                    (15) Adjustment to preferred stock dividends:
                               Eight months dividend on 5% Series K Preferred (exchanged for
                                   6% Series G Preferred Stock issued in Connectsoft acquisition)                      $   100,000
                               Accrued dividend on Series I Preferred Stock                                                187,000
                               Less dividend to IDX stockholders related to the renegotiation of the
                                   purchase agreement                                                                   (6,092,000)
                                                                                                                       -----------
                                                                                                                       $(5,805,000)
                                                                                                                       ===========
                    (16) Adjustment to record 10% minority interest in LLC's loss owned by Oasis                       $    38,000
                                                                                                                       ===========


                    (17) There were no  adjustments  to the basic  weighted
                               average   number   of   shares    outstanding   of
                               19,374,944.  Convertible  preferred  stock was not
                               included in diluted  earnings (loss) per share due
                               to the  Company  recording  a loss for the  period
                               presented. The following table reflects the shares
                               of common stock that would have been issuable upon
                               conversion:

                               Series H Preferred Stock                                                                  3,750,000
                               Series I Preferred Stock including payment of accrued dividends                           1,493,000
                               Series F Preferred Stock                                                                  1,515,000
                               Series K Preferred Stock                                                                  1,923,000
                                                                                                                         ---------
                                                                                                                         8,681,000
                                                                                                                         =========

                                                                    EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C. CONTINGENCIES

                    The following adjustments to the pro forma basic net loss per share are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and IDX warrants which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the period presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the estimated additional compensation expense related to the Telekey and IDX stockholders' grant of shares under the original agreements, including shares issuable under the original IDX warrant; (4) the assumption that the Company's common stock met the guaranteed trading price of $6.00 per share for IDX related shares, $8.00 per share for UCI related shares and $4.00 per share for the Telekey related shares and (5) the assumption that ORS met its earn-out formulas and Oasis exchanged its ownership in the LLC for the Company's common stock and warrants at the beginning of the period presented. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. It is assumed that the warrants related to the IDX and ORS earn-outs are exercised at the beginning of the period presented.

                    In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares and Telekey related shares and, subject to UCI and Telekey meeting their earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change. If the Company's common stock does not trade at the guaranteed trading price of $6.00 for IDX related shares and upon conversion of Series H Preferred Stock, the Company may record an additional dividend of up to $9.0 million if more than 3,750,000 shares of common stock are issued.

                    The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

                                                                    EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                    NINE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                                    SEPTEMBER 30, 1999           DECEMBER 31, 1998
                                                                                    ------------------           -----------------
         PRO FORMA BASIC AND DILUTED LOSS PER SHARE:

         NUMERATOR
               Pro forma net loss attributable to common stock                       $(39,457,000)                $(37,761,000)
               Increase in goodwill amortization expense for
                   earn-out formulas (7 year straight-line
      `            amortization)                                                       (2,520,000)                  (3,360,000)
               Estimated compensation adjustment related to
                   stock and warrants granted to IDX
                   employees by IDX stockholders after  the
                   Company's purchase of IDX.                                             537,000                   (2,460,000)
               Estimated compensation adjustment related to
                   stock granted to Telekey employees by
                   Telekey stockholders after the Company's
                   purchase of Telekey .                                                  574,000                     (248,000)
               Reversal of minority interest in (income) loss of ORS
                   due to Oasis's exchange of its interest in the LLC                     (38,000)                     (36,000)
                                                                                     ------------                 ------------


               Adjusted pro forma net loss                                           $(40,904,000)                $(43,865,000)
                                                                                     ------------                 ------------

         DENOMINATOR
               Pro forma weighted average shares outstanding                           19,374,944                   17,940,654
               Number of shares of common stock issuable
                   under earn-out formulas:
                      UCI (contingent earn-out stock)                                      62,500                       62,500
                  IDX warrants                                                          1,250,000                    1,250,000
               Number shares of common stock issuable to
                   Oasis for its ownership in LLC (assuming
                   exercise of warrants)                                                4,000,000                    4,000,000
                                                                                     ------------                 ------------

                   Adjusted pro forma basic  weighted average
                        shares outstanding:                                            24,687,444                    23,253,154
                                                                                     ------------                 ------------

         PER SHARE AMOUNTS
               Adjusted pro forma basic and diluted loss per share              $           (1.66)                      $ (1.89)

-------------------------------------------------------------------------------------------------------------------------------

                                       22

                                                                    EGLOBE, INC.
                  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The diluted loss per share in the above table does not reflect the 8,681,000 shares of common stock that would be issuable upon the conversion of the preferred stock as discussed in Note 17. As the Company reported losses in both periods, the effects of these transactions are anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.



                                      eGlobe, Inc.
                                      (Registrant)



Date:  December___, 1999              By  /S/       Anne Haas
                                         --------------------------------
                                                    Anne Haas
                                              Controller, Treasurer
                                         (Principal Accounting Officer)






                                       24